EXHIBIT (23)-1

                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-3, No. 333-39825) and related Prospectus of HEALTHSOUTH Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 24, 1997, except for the first paragraph of Note 15, as to which the date is March 12, 1997, with respect to the consolidated financial statements and schedule of HEALTHSOUTH Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 1996 and our report dated August 20, 1997 with respect to the supplemental consolidated financial statements of HEALTHSOUTH Corporation included in its Current Report on Form 8-K/A dated August 26, 1997, filed with the Securities and Exchange Commission.



                                        ERNST & YOUNG LLP



Birmingham, Alabama
November 25, 1997